UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 5, 2014

VERITY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-147367	38-3767357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47184 258th Street, Sioux Falls, SD 57107

(Address of principal executive offices)

Registrant’s telephone number, including area code: (360) 473-1160

Copy of correspondence to:

Marc J. Ross, Esq.

Thomas A. Rose, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Richard Kamolvathin as Chief Executive Officer and Member/Chairman of the Board of Directors

On August 5, 2014, Richard Kamolvathin resigned his position as Chief Executive Officer and member and Chairman of the Board of Verity Corp (the “Company”), effective as of such date. In submitting his resignation, Mr. Kamolvathin did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Resignation of Ronald Kaufman as President

On August 5, 2014, Ronald Kaufman resigned as President of the Company, effective as of such date. Mr. Kaufman did not express any disagreement with the Company on any matter relating to the Company’s operations, policies or practices

Appointment of Jim White as a President and Chief Executive Officer Verity Corp.

On August 7, 2014, Jim White, the Company’s Chief Operating Officer was appointed President and Chief Executive Officer of the Company.

There is no understanding or arrangement between Mr. White and any other person pursuant to which Mr. White was selected as President and CEO. Mr. White does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITY CORP.

Dated: August 7, 2014	By:	/s/ JIM WHITE
Jim White,
President and Chief Executive Officer